Exhibit 10.15

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

OAK LAWN MEDICAL CENTER

10837 S. CICERO AVENUE, OAK LAWN, ILLINOIS 60453

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Agreement”) is made and entered into as of the Effective Date by and between AMERICAN REALTY CAPITAL V, LLC, a Delaware limited liability company (“Buyer”), and OLMC PARTNERS, LLC, a Delaware limited liability company (“Seller”).

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                  Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a)                “Broker” shall mean CBRE, Inc., acting as Seller’s agent.

(b)               “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on the date that is five (5) business days after the last day of the Due Diligence Period (as defined herein) unless the Buyer waives the full Due Diligence Period and elects to close earlier by providing written notice thereof to Seller (whereupon closing shall be no earlier than five business days following delivery of such notice). The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent prior to the date of Closing.

(c)                “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 11:59 PM EDT on the date that is thirty (30) days thereafter or, if earlier, the date on which Seller receives written notice of Buyer’s waiver of the Due Diligence Period.

(d)               “Earnest Money” shall mean Five Hundred Thousand and 00/100 Dollars ($500,000.00). The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time of Closing, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.

(e)                “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date that is one (1) business day after the date of execution and delivery of this Agreement by both Seller and Buyer shall be the “Effective Date” of this Agreement.

(f)                “Escrow Agent” shall mean Stewart Title Guaranty Company, whose address is One Washington Mall - Suite 1400, Boston, MA 02108, Attention: Annette Comer,

Telephone: 617-933-2441, Telecopy: 617-727-8372; E-Mail: acomer@stewart.com. The parties agree that the Escrow Agent and Buyer’s title agent, if any, shall be responsible for (x) organizing the issuance of the Title Commitment (hereinafter defined) and Title Policy (hereinafter defined), (y) preparation of the closing statement, and (z) collections and disbursement of the funds.

(g)               “Guarantor” shall mean each guarantor, if any, of the Leases.

(h)               “Guaranty” shall mean each Lease guaranty executed by a Guarantor.

(i)                 “Leases” shall mean those certain Leases described on Exhibit A-2 attached hereto and made a part hereof and referred to in Section 6(b)(i) of this Agreement between Seller, as landlord, and the five (5) tenants described on Exhibit A-2 attached hereto, as tenant (each tenant, individually, a “Tenant”, and collectively, the “Tenants”), as amended. Each of the Leases may be referred to herein individually as a “Lease” or the “Lease”).

(j)                 “Property” shall mean (a) that certain real property located at 10837 S. Cicero Avenue, Oak Lawn, Illinois 60453, being more particularly described on Exhibit A-1, attached hereto and incorporated herein (the “Real Property”) together with all buildings, facilities and other improvements located thereon (collectively, the “Improvements”); (b) all right, title and interest of Seller under the Leases and all security deposits (if any) that Seller is holding pursuant to the Leases; (c) all right, title and interest of Seller in all machinery, furniture, lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems and other equipment used in connection with operation of the Real Property and the Improvements, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Real Property and Improvements, and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the Improvements (collectively, the “Personalty”); (d) all right, title and interest of Seller, if any, to any unpaid award for (1) any taking or condemnation of the Property or any portion thereof, or (2) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights-of-way, air and subsurface rights and appurtenances relating to any of the foregoing, including, without limitation, any reciprocal easement agreements and parking lot agreements; (f) all right, title and interest of Seller in and to any warranties and guaranties respecting the Improvements and Personalty; (g) all right, title and interest of Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Real Property and the Improvements, to the extent they exist and are transferable and assignable; (h) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Real Property; and (i) all right, title and interest of Seller in and to any tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Real Property and/or the Improvements, but expressly excluding any such property to the extent owned by any Tenant.

(k)               “Purchase Price” shall mean Ten Million Three Hundred Thousand and 00/100 Dollars ($10,300,000.00).

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(l)                 “Real Estate Taxes” shall mean all real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, or payments in lieu of taxes, and any other charges and assessments constituting a lien on the Property.

(m)             Seller and Buyer’s Notice address

(i)                 “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

OLMC Partners, LLC

5215 Old Orchard Road

Suite 625

Skokie, IL 60077

Attention: Brian Howard

Tel. No.: (847) 410-1076

Fax No.: (847) 457-1290

Email: BHoward@stageequity.com

And to:

Michael Z. Margolies

4709 W. Golf; Suite 475
Skokie, IL 60076

Tel. No.: 847-329-9240

Fax No.: 847-329-9450

Email: mzmlaw@sbcglobal.net

(ii)               “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Michael Weil

c/o American Realty Capital V, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Tel. No.: (212) 415-6505

Fax No.: (857) 207-3397

Email: mweil@arlcap.com

And to:

Jesse Galloway, Esq.

c/o American Realty Capital V, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Tel. No.: (212) 415-6516

Fax No.: (646) 861-7751

Email: jgalloway@arlcap.com

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And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With hard copies and/or cds to:

James A. (Jim) Mezzanotte

c/o American Realty Capital V, LLC

7621 Little Avenue, Suite 200

Charlotte, North Carolina 28226

Tel. No.: (704) 626-4400

Fax No.: (212) 415-6507

Email: jmezzanotte@arlcap.com

2.                  Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price.

3.                  Payment of Purchase Price.

(a) The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds in the amount of the Purchase Price plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.

(b) The parties agree that the value of the Personalty is de minimis, and no part of the Purchase Price is allocated to it.

4.                  Proration of Expenses and Payment of Costs and Recording Fees.

(a)                Prorations. The following items will be prorated as of 12:01 A.M. on the Closing Date, with all items of income and expense for the Property being borne by Buyer from and after (and including) the Closing Date: Tenant Receivables (hereinafter defined) and other income and rents that have been collected by Seller as of Closing; fees and assessments; prepaid expenses and obligations under service contracts which are assigned, if any; accrued operating expenses; Real Estate Taxes; and any assessments by private covenant for the then-current calendar year of Closing.

(b)               Taxes

(i)                 Seller has paid the first installment of the 2012 Real Estate Taxes (payable in 2013) for the Property prior to the date hereof. Such installment is 55% of the total 2012 Real Estate Tax bill amount. If the second installment of the 2012 Real Estate Taxes is not due as of the Closing, then Seller will credit to Buyer at Closing the amount of the second installment of the 2012 Real Estate Taxes, as shown on the bill for the second installment of the 2012 Real Estate Taxes. In addition, Seller shall credit to Buyer any and all tax deposits received from the Tenants in respect of July, 2013 and later, if applicable, Tenant Receivables

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(defined below). In the event that the second installment of the 2012 Real Estate Taxes is due prior to Closing, Seller shall pay such bill and receive back from Buyer at Closing a credit in the amount by which the total 2012 Real Estate Tax bill exceeds the amount of tax deposits received by the Seller from the Tenants during the 2013 calendar year. No credit shall be provided for the 2013 Real Estate Taxes. The proration for Real Estate Taxes given at Closing shall be final and not readjusted, as the Tenants are responsible for payment of Real Estate Taxes. The provisions of this Section 4 (b)(i) shall control over other provisions regarding prorations and adjustments between Buyer and Seller as they relate to Real Estate Taxes.

(ii)                 If Seller has engaged or will engage prior to the expiration of the Due Diligence Period, consultants for the purpose of protesting the amount of taxes or the assessed valuation for certain tax periods for the Property (“Protest Proceedings”), any cash refunds or proceeds actually distributed (collectively, “Cash Refunds”) will be apportioned as described below. Any Cash Refunds (including interest thereon) on account of a favorable determination, after deduction of costs and expenses incurred for such Protest Proceedings, shall be: (A) the property of Seller to the extent such Cash Refunds were for Real Estate Taxes paid by Seller applicable to a period prior to the Closing Date; (B) prorated between Buyer and Seller for taxes paid for a period during which the Closing Date occurred; and (C) the property of Buyer for Real Estate Taxes for a period after the Closing Date. Seller and Buyer agree to notify the other in writing of any receipt of a Cash Refund within fifteen (15) business days of receipt of such Cash Refund. To the extent either party obtains a Cash Refund, a portion of which is owed to the other party, the receiving party shall deliver the Cash Refund to the other party within fifteen (15) Business Days of its receipt. Buyer agrees and acknowledges that Seller has the right to initiate proceedings to protest the valuation of any of the Property prior to the expiration of the Due Diligence Period. Seller agrees to give Buyer notice of Seller’s intent to initiate such proceedings prior to initiation of such proceedings and at any time subsequent to the end of the Due Diligence Period shall obtain Buyer’s consent to initiation of such proceedings, which consent may be unreasonably withheld. Seller has advised Buyer that Seller has protested Real Estate Taxes for the years 2009, 2010 and 2011, which remain pending, and also plans on filing an appeal with respect to the 2012 Real Estate Taxes. Seller’s counsel for such purposes is the firm of Sarnoff & Baccash. Seller shall not settle any Protest Proceedings relating to the 2012 Real Estate Taxes without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed. The provisions of this Section 4(b)(ii) shall survive the Closing.

(c)                Utilities. Buyer will take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. The Seller will use commercially reasonable efforts to ensure that all utility meters are read as of the Closing Date. Seller will be entitled to recover any and all deposits held by any utility company as of the Closing Date.

(d)               Tenant Receivables. Rents due from Tenants under the Leases (including operating expense and real estate tax contributions or reimbursements and similar charges (collectively, “Pass-Through Expenses”)), set-offs due or required to be paid under or by reason of the Leases (collectively called “Tenant Receivables”) shall be adjusted by appropriate credit to the Seller or Buyer (as the case may be) on the Closing Date. If, at the Closing Date, any Tenant is in arrears in the payment of rents (“Uncollected Delinquent Tenant

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Receivables”), Seller will disclose the same to Buyer in writing or on the rent roll to be delivered to Buyer pursuant to Section 10 hereof and such amounts shall not be adjusted on the Closing Date. Prior to the Closing Date, Seller shall use Seller’s current business practices to collect Uncollected Delinquent Tenant Receivables. If Buyer shall collect Uncollected Delinquent Tenant Receivables within ninety (90) days after the Closing Date, then Buyer shall turn over to Seller the arrearages so collected, less the reasonable cost of collection thereof, if any; provided, however, Seller may continue to seek to collect the Uncollected Delinquent Tenant Receivables by legal action following the Closing Date. All rents collected by Buyer after the Closing Date (except for amounts specifically billed and paid as end of year reconciliation payments for Pass-Through Expenses, which shall be separately accounted for and allocated, pro rata, between Seller and Buyer as their interest may appear) shall be first applied to rents due and payable after the Closing Date and only the excess thereof shall be paid over to Seller on account of the Uncollected Delinquent Tenant Receivables. Seller shall prepare the reconciliation for Pass-Through Expenses for the Property and provide such reconciliation to Buyer and Buyer’s property manager. Buyer agrees to cause its property manager to cooperate with Seller in preparing such reconciliation. To the extent that items to be apportioned hereunder may be required to be paid directly by a Tenant under its Lease, the same shall not be apportioned, provided, however, that such items shall have been paid by such Tenant currently through the month including the Closing Date. The provisions of this subparagraph 4(d) shall survive Closing and the delivery of the Deed (hereinafter defined), and shall survive the expiration or earlier termination of this Agreement. Seller expressly agrees that if Seller receives any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Seller will notify Buyer of such fact and will remit to Buyer that portion of the monies so received by Seller to which Buyer is entitled within ten (10) business days after receipt thereof. With respect to unbilled Tenant Receivables, Buyer covenants and agrees to cause its property manager to (A) bill the same in the ordinary course of its business and (B) cooperate with Seller to determine the correct amount of operating expenses and/or taxes due.

A reconciliation or determination of Pass-Through Expenses, Uncollected Delinquent Tenant Receivables and unbilled Tenant Receivables due under the Leases shall be made at Closing to the extent possible. To the extent such information is not available at Closing, the foregoing shall be subject to adjustment following the Closing in accordance with the terms of Section 4(e), below. The provisions of this Section 4(d) will survive the Closing.

(e)                If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 4(a) through (d) (exclusive of the Real Estate Taxes which credit will be final at Closing), then, for each separate item for which an adjustment is to be made, the following will apply: (i) initially the matter subject to allocation at Closing (including without limitation the Pass-Through Expenses) shall be re-prorated within sixty (60) days following the Closing; and (ii) a further adjustment of prorated items shall occur one hundred twenty (120) days following the close of the calendar year in which the Closing occurs. All such rights and obligations under this Section 4(e) will survive the Closing.

(f)                All security deposits under the Leases collected and not properly applied by Seller as of the Closing (and interest thereon if required by law or contract) must be transferred or credited to Buyer at Closing. As of the Closing, Buyer will assume each Seller’s obligations related to the security deposits, but only to the extent they are credited or transferred to Buyer.

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(g)               Seller shall pay or be charged with the following costs and expenses in connection with this transaction:

(i)                 100% of all Title Policy premiums, including search costs and a survey endorsement, but excluding any other endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)               Transfer taxes and conveyance fees on the sale and transfer of the Property;

(iii)             Broker’s commission payments (for both leasing and sales commissions earned, it being acknowledged by Seller that Seller is responsible for any and all brokerage fees relating to the Leases and any renewal options set forth therein), in accordance with Section 24 of this Agreement;

(iv)             All fees relating to the granting, executing and recording of the Deed for the Property and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt; and

(v)               Any outstanding leasing commissions, tenant improvement allowances or rent abatements related to the Leases, including, but not limited to, the outstanding $1,500.00 rent credit granted to Quest Diagnostics LLC.

(h)               Buyer shall pay or be charged with the following costs and expenses in connection with this transaction:

(i)                 Title Policy premiums for any endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any, and other than a survey endorsement;

(ii)               all costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees and the like, lender’s title insurance policy premiums, and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax; and

(iii)             Buyer shall pay for the cost of its own survey, Phase I environmental study and due diligence investigations.

(i) Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

5.                  Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to the Property by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).

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6.                  Examination of Property. Seller and Buyer hereby agree as follows:

(a)                Buyer shall order a title commitment (the “Title Commitment”) from Escrow Agent, a survey and a zoning report for the Property promptly after the date hereof. All matters shown in the Title Commitment, survey or zoning report (“Title Matters”) with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include, and Seller shall be obligated to remove of record prior to or at Closing, any mechanic’s lien or any monetary lien, fine or penalty, or any deeds of trust, mortgage, or other loan documents secured by the Property or any judgments and federal and state tax liens (collectively, “Liens”). Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent). Seller agrees to remove or cure any objections of Buyer which are of a nature that are capable of being cured with reasonable efforts prior to Closing, including the payment of a sum of money in connection therewith. Seller shall have no obligation to cure any Title Matter objected to, except the Liens as aforesaid, provided Seller notifies Buyer of any objections which Seller elects not to remove or cure within five (5) business days following receipt of Buyer’s objections. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt of Seller’s notice, upon which termination the Earnest Money, and all interest earned thereon, shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the Closing Date, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). If Seller does not remove or cure such Objection prior to the Closing Date, Buyer may terminate this Agreement, in which case the Earnest Money, together with all interest earned thereon, shall be returned to Buyer, and in the event such Objection was created, consented to or affirmatively permitted by Seller after the date of this Agreement, Seller shall reimburse Buyer for all reasonable out of pocket costs and expenses incurred hereunder up to $50,000.00, and upon such termination neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.

(b)               Within five (5) business day following the Effective Date, Seller shall provide to Buyer, to the extent not already delivered, copies of the following documents and materials pertaining to the Property to the extent within Seller’s or its affiliates’ or agents’ possession or reasonably obtainable by Seller: (i) a complete copy of all leases and lease guaranties affecting the Property and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the Property; (iv) a copy of Seller’s title insurance commitments and policies relating to the Property; (v) a copy of the certificate of occupancy (or local equivalent) and zoning reports for the Property; and of all governmental permits/approvals; (vi) a copy of all environmental, engineering and physical condition reports for the Property; (vii) copies of the Property’s real estate tax bills for the current and prior two

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(2) tax years or, if the Property has been owned by Seller for less than two (2) tax years, for the period of ownership; (viii) intentionally deleted; (ix) the operating statements and delinquency reports of the Property for the twenty four (24) calendar months immediately preceding the Effective Date or if a Tenant has been operating for less than twenty-four (24) months, for the period of operation; (x) all service contracts and insurance policies which affect the Property, if any; (xi) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any structural slab or roof warranties; (xii) a written inventory of all items of personal property to be conveyed to Buyer, if any; and (xiii) Tenant financials for each Tenant, to the extent reasonably available to Seller and consistent with each such Tenant’s reporting requirements (collectively, the “Due Diligence Materials”). Seller shall deliver any other documents relating to the Property reasonably requested by Buyer, to the extent within Seller’s or its affiliates’ or agents’ possession or reasonably obtainable by Seller, within three (3) business days following such request. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor materially interfere with construction on the Property or the conduct of business by Tenants under the Leases; and provided further, however, that Buyer shall provide Seller with a certificate of insurance evidencing the existence of liability insurance in an amount not less than $1,000,000 per occurrence and Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to substantially its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with the Tenants in connection with Buyer’s due diligence. Upon signing this Agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller and the Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, together with all interest earned thereon, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein.

(c)                Within two (2) business days following the Effective Date, Seller shall request estoppel certificates certified to Buyer, the Approved Assignee and their Lender and successors and assigns (and simultaneously provide Buyer with a copy of such request). Within two (2) business days following the Effective Date, Seller shall request a waiver of each Tenant’s right of first refusal, right of first offer or other purchase option, if any, to purchase the Property. It shall be a condition of Closing that Seller shall have obtained an estoppel certificate in the form attached hereto as Exhibit F (the “Tenant Estoppel Certificate”) from each Tenant and an estoppel certificate in the form attached hereto as Exhibit G (the “Guarantor Estoppel

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Certificate”) from each Guarantor, and Seller shall use good faith efforts to obtain the same. Seller shall promptly deliver to Buyer photocopies or pdf files of each executed Tenant Estoppel Certificate and Guarantor Estoppel Certificate when Seller receives the same.

(d)               Seller shall use good faith efforts to obtain a subordination, non-disturbance and attornment agreement from each Tenant in form and substance reasonably acceptable to Buyer and Buyer’s Lender, if applicable (each such agreement, an “SNDA”). However, obtaining such SNDA shall not be a condition to Closing and shall not be a basis for Buyer to delay closing.

(e)                Within five (5) business days following the Effective Date, Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements affecting the Property, as may be reasonably requested by Buyer.

7.                  Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) any Tenant has a right of termination or abatement of rent under its Leases, whether or not the restoration work shall be timely completed or (b) with respect to any casualty, if the cost to repair such casualty would exceed $150,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of written notice of such condemnation, taking or damage, upon which termination, the Earnest Money, together with all interest earned thereon, shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing, the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing, the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.

8.                  Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)                If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such

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party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one (1) business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a), if Buyer delivers a notice to Escrow Agent and Seller on or prior to the expiration of the Due Diligence Period, stating that Buyer has terminated this Agreement, then Escrow Agent shall immediately return the Earnest Money, together with all interest earned thereon, to Buyer without waiting the ten (10) business day period and regardless of any objection of Seller. Any objection made by a party to the release of the Earnest Money shall include a statement by the objecting party, under oath, that the other party is not entitled to a disbursement of the Earnest Money.

(b)               The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting the scope or nature of Escrow Agent’s duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent shall hold the Earnest Money in escrow and shall disburse the Earnest Money pursuant to the provisions of this Section 8.

9.                  Default

(a)                In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled, as its sole and exclusive remedy, to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by

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Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing, and such amount shall be paid to Seller as liquidated damages and as Seller’s sole remedy hereunder. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.

(b)               In the event of a default in the obligations herein taken by Seller with respect to the Property, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money, together with all interest earned therein, shall be refunded to Buyer, and Seller shall pay to Buyer all of the reasonable out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement, up to a maximum amount of $50,000.00, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller’s obligations hereunder; or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”) to permit Seller to remedy any such default, and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b) (i) through (iii) above, except that the term “Closing” shall read “Extended Closing.”

10.              Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents:

(a)                A Special Warranty Deed in the form attached hereto as Exhibit B (the “Deed”);

(b)               An Assignment and Assumption of Leases, Guaranties and Security Deposits, in the form attached hereto as Exhibit C;

(c)                A Bill of Sale for the Personalty, if any, in the form attached hereto as Exhibit D;

(d)               An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;

(e)                An original of each Tenant Estoppel Certificate actually received by Seller from each Tenant dated no earlier than thirty (30) days prior to the date of Closing. In addition, the business terms of each Tenant Estoppel Certificate must be in accordance with and not

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contradict the corresponding Lease. If any Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder have not been delivered to Buyer previously, a copy thereof confirming that the copy is true, correct and complete shall be attached to the corresponding Tenant Estoppel Certificate;

(f)                To the extent obtained by Seller, estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer;

(g)               To the extent obtained by Seller, an original Guarantor Estoppel Certificate from each Guarantor dated no earlier than thirty (30) days prior to the date of Closing;

(h)               A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

(i)                 All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;

(j)                 Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;

(k)               Originals of the Warranties (as hereinafter defined) to the extent in Seller’s possession;

(l)                 A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller;

(m)             An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Buyer and Escrow Agent;

(n)               To the extent obtained by Seller, an original SNDA from each Tenant fully executed and notarized by such Tenant, if requested by Buyer;

(o)               With respect to each Tenant, a Letter to Tenant in form of Exhibit H attached hereto, with such changes as Buyer might reasonably require;

(p)               An updated Rent Roll (defined below), arrears report and schedule of security deposits and letters of credit, certified to Seller’s actual knowledge to be true and correct in all material respects;

(q)               Intentionally omitted;

(r)                 A bring down certificate with respect to Seller’s representations and warranties provided herein in a form reasonably satisfactory to Seller and Buyer;

(s)                Intentionally omitted;

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(t)                 Intentionally omitted;

(u)               All records (including originals) within Seller’s or Seller’s managing agent’s possession or reasonably obtainable by such parties reasonably required for the continued operation of the Property, including but not limited to, service contracts, plans, surveys, the Leases, Guaranties, lease files, licenses, permits, warranties, guaranties, and records of current expenditures for repairs and maintenance; and

(v)               Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money, together with all interest earned thereon, to Seller, which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b), (h), (i) and (n) above. Buyer shall have the right to advance the Closing upon five (5) business days prior written notice to Seller; provided that all conditions precedent to both Buyer’s and Seller’s respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party’s obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Buyer shall have a one-time right to extend the Closing for up to fifteen (15) business days upon written notice to Seller to be received by Seller on or prior to the date scheduled for the Closing. If Buyer timely exercises this right to extend, any document that Seller is obligated to provide that is “time sensitive” does not need to be provided again by Seller. The Closing shall be held through the mail, by delivery in escrow of the closing documents to the Escrow Agent, on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.

11.              Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:

(a)                Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound. The execution, delivery and performance of this Agreement does not require the consent or approval of any court, administrative or governmental authority and does not result in the creation or imposition of any lien or equity of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to, any material agreement to which Seller is a party or the business or operations of Seller or any of its properties or assets;

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(b)               Seller has not received any written notice of any current or pending litigation, condemnation proceeding or, except as set forth on Exhibit L attached hereto, tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;

(c)                Seller has not entered into any leases, subleases, contracts, licenses or other agreements affecting the Property which will be binding upon Buyer after the Closing other than the Leases and the agreements referenced on Exhibit J annexed hereto;

(d)               Except for violations which have been cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge that any condition at the Property constitutes a violation, and the Property shall be delivered free from all known violations at Closing;

(e)                Seller has fee simple title to the Property free and clear of all liens and encumbrances except for Permitted Exceptions and Seller is the sole owner of the entire lessor’s interest in each Lease. The Property constitutes one or more separate tax parcels for purposes of ad valorem taxation;

(f)                With respect to each Lease: (i) the Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect and there is no default thereunder except as may be disclosed on the Rent Roll; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; (v) intentionally deleted; (vi) Tenant is not entitled to rental concessions or abatements for any period subsequent to the scheduled date of Closing; (vii) Tenant has not prepaid any rents as of the date hereof nor has Tenant delivered a security deposit, letter of credit or other security in connection with the Lease, except as set forth on Exhibit K attached hereto (as the same shall be updated at Closing); (viii) Tenant has not made any request for any assignment, transfer, or subletting in connection with all or a portion of the premises demised to Tenant which is presently pending or under consideration by Seller except as disclosed on the Rent Roll; (ix) all specified work required to be performed by the landlord under the Lease up to the date of Closing has been completed or will be completed, at Seller’s expense, prior to the Closing; (x) Tenant has no right to terminate the Lease or to otherwise shorten the initial term of the Lease, except with respect to certain casualty and condemnation events or as otherwise expressly stated in the Lease; (xi) Seller has heretofore billed Tenant for all fixed rent and additional rent due under the Lease as of the date hereof; and (xii) attached hereto as Exhibit A-3 and made a part hereof is a true, correct and complete copy of the rent roll for the Property (the “Rent Roll”);

(g)               There are no occupancy rights, leases or tenancies affecting the Property other than the Leases. Neither this Agreement nor the consummation of the transactions

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contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;

(h)               The transactions contemplated hereby either (i) will not constitute a sale of all or substantially all the assets of Seller, or (ii) if such transaction does constitute a sale of all or substantially all the assets of any Seller, Seller shall provide to Buyer at Closing an excise tax lien waiver or such other reasonably obtainable instruments evidencing compliance with laws or payment of taxes to the extent required by the law of the relevant state, or an indemnification from a party reasonably acceptable to Buyer for any resulting liability with respect to the period prior to the Closing;

(i)                 To Seller’s knowledge, except as set forth in the environmental reports listed on Exhibit M attached hereto and made a part hereof, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”) and no adverse environmental condition exists at the Property. Except as set forth in the environmental reports listed on Exhibit M attached hereto, Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority (1) concerning any petroleum product or other hazardous substance discharge or seepage at, on, around or under the Property, or migrating from the Property, in violation of any Environmental Laws or; (2) of any pending actions, suits, claims and/or proceedings claiming that Seller, any Tenant or the Property is in violation of any Environmental Laws. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller’s knowledge, there are no underground storage tanks located on the Property;

(j)                 Exhibit I attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the “Warranties”);

(k)               Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code;

(l)                 There presently exists no unrestored casualty or condemnation affecting the Property; and

(m)             With respect to each Guaranty: (a) the Guaranty forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Guaranty; and (b) the Guaranty is in full force and effect and there is no default thereunder.

As used herein, the term “knowledge” or “best knowledge” of Seller or similar terms shall mean the actual knowledge of Brian Howard and Laura McMahon, Seller’s principal property manager with day to day responsibility for the Property. The representations and warranties of Seller shall survive Closing for a period of one (1) year.

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12.              Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:

(a)                Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

The representations and warranties of Buyer shall survive Closing for a period of one (1) year.

13.              Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of Closing:

(a)                Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;

(b)               Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property and the Improvements (including any beneficial easements) in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Real Property and the Improvements and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);

(c)                Buyer shall have received a Tenant Estoppel Certificate from each Tenant;

(d)               Each Tenant shall be in possession of the premises demised under its respective Lease, open for business to the public and paying full and unabated rent under such Lease and, except as disclosed in the Rent Roll attached hereto as of the date hereof, no Tenant shall have assigned its Lease or sublet the Property;

(e)                The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and

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conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing. For purposes hereof, a representation or warranty shall not be deemed to have been breached if the representation or warranty is not true and correct in all material respects as of the Closing Date by reason of changed facts or circumstances arising after the date hereof which pursuant to this Agreement are not prohibited to have occurred and did not arise by reason of a breach of any covenant made by Seller under this Agreement;

(f)                If applicable, Seller shall have delivered to Buyer a written waiver by each Tenant or any other party of any right of first refusal, right of first offer or other purchase option that such Tenant or any other party has pursuant to its Lease or otherwise to purchase the Property from Seller;

(g)               Seller shall have made all contributions, payments and/or reimbursements and completed any and all work if any is required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval; and

(h)               Buyer shall have received a Guarantor Estoppel Certificate from each Guarantor.

In the event that any of the foregoing condition precedent have not been satisfied as of Closing, Buyer shall have the right terminate this Agreement by delivering written notice thereof to Seller no later than that date which is fifteen (15) days after the date scheduled for Closing, upon which termination the Earnest Money shall be refunded to Buyer, and with respect to a failure under Sections (a), (e) or (f) above or with respect to a failure under Section (c) above, if such failure results from Seller’s inability to deliver Tenant Estoppel Certificates from Tenants occupying at least seventy percent (70%) of the rentable square footage of the Property, Seller shall pay to Buyer upon receipt of reasonable documentary evidence of all of the reasonable out-of-pocket costs and expenses actually incurred by Buyer in connection with this Agreement, not to exceed $20,000.00, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof. In the event of a termination of this Agreement for a failure of a condition precedent under this Section 13, pursuant to which Seller is obligated and does reimburse Buyer for Buyer’s out-of-pocket costs and expenses, Buyer shall, promptly after receipt of such funds from Seller, deliver to Seller a copy of the third party reports (e.g. appraisal, condition reports, environmental reports, etc.) obtained by Buyer during its due diligence inspection of the Property. Buyer shall have no obligations under the immediately preceding sentence in the event the termination of this Agreement arises from an intentional or willful default by Seller hereunder.

14.              Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:

(a)                Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 4 hereof; and

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(b)               The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

15.              Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.

16.              Seller Covenants. Seller agrees that it: (a) shall continue to operate and manage the Property in the same manner in which Seller has previously operated and managed the Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Buyer’s prior written consent, which, prior to the expiration of the Due Diligence Period may not be unreasonably withheld, conditioned or delayed, but after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion: (i) amend the Leases in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of any Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate any Lease nor release any guarantor of or security for any Lease unless required by the express terms of such Lease; and/or (iv) cause, permit or consent to an alteration of the premises demised under the Leases (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.

17.              Intentionally Deleted.

18.              Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day.

19.              Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

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20.              Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

21.              No Representations or Warranties. Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement, the Property shall be conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever.

(a)              Except as expressly set forth in this Agreement or in any document executed by Seller and delivered to Buyer at Closing, and except with respect to the truth, accuracy and completeness of the Leases and the Rent Roll, it is understood and agreed that Seller has not at any time made and is not now making, and it specifically disclaims, any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties or representations, as to (i) matters of title, (ii) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of hazardous materials in, on, under or in the vicinity of the Property, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults, (iv) whether, and to the extent to which the Property or any portion thereof is affected by any wetlands, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Property or any portion thereof may be subject, (ix) usages of adjoining Property, (x) access to the Property or any portion thereof, (xi) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, title to, or physical or financial condition of the Property or any portion thereof, (xii) the condition of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiii) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (xiv) the merchantability of the Property or fitness of the Property for any particular purpose, or (xv) tax consequences.

(b)              Buyer acknowledges and agrees that upon Closing, Seller shall sell and convey to Buyer and Buyer shall accept the Property “AS IS, WHERE IS, WITH ALL FAULTS,” except to the extent expressly provided otherwise in this Agreement or in any document executed by Seller and delivered to Buyer at Closing. Except as expressly set forth in this Agreement or in any document executed by Seller and delivered to Buyer at Closing, Buyer has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by any real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or

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indirectly, orally or in writing. Buyer represents that it is a knowledgeable experienced and sophisticated Buyer of real estate.

(c)              The terms and conditions of this Section shall expressly survive the Closing and will not merge with the provisions of any closing documents. Buyer acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Buyer for the Purchase Price without the disclaimers and other agreements set forth above.

22.              Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.

23.              Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.

24.              Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of

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any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). Seller shall pay the commission of Broker in full at the Closing. The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

25.              Assignment. Except as set forth in the next sentence, Buyer may not assign its rights under this Agreement. Buyer is entering into this Agreement for and on behalf of a related special purpose entity titled ARHC OLOLNIL01, LLC (“Approved Assignee”) and intends to assign to Approved Assignee its rights hereunder prior to Closing provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. The notice address for the Approved Assignee is 106 York Road, Jenkintown, PA 19046.

26.              Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement or entitlement to the Earnest Money, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s reasonable attorneys’ fees and disbursements and court costs incurred in such action.

27.              Time of the Essence. Time is of the essence with respect to each of Buyer’s and Seller’s obligations hereunder.

28.              Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.

29.              Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

22

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:	SELLER:

AMERICAN REALTY CAPITAL V, LLC, a Delaware limited liability company	OLMC PARTNERS, LLC, a Delaware limited liability company By: MM-OLMC Partners, LLC

By: /s/ Edward M. Weil, Jr.	By: /s/ Edward W. Ross
Name: Edward M. Weil, Jr.	Name: Edward W. Ross
Title: President	Title: Managing Member

Date: July 12, 2013	Date: July 11, 2013

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE EARNEST MONEY.

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By: /s/ Annette M. Comer

Name: Annette M. Comer

Title: Vice President

Date: July 12, 2013

EXHIBITS

Exhibit A-1	-	Real Property

Exhibit A-2	-	List of Leases

Exhibit A-3	-	Rent Roll

Exhibit B	-	Form of Special Warranty Deed

Exhibit C	-	Form of Assignment and Assumption of Leases, Guaranties and Security Deposits

Exhibit D	-	Form of Bill of Sale

Exhibit E	-	Form of Assignment of Contracts, Permits, Licenses and Warranties

Exhibit F	-	Form of Tenant Estoppel Certificate

Exhibit G	-	Form of Guarantor Estoppel Certificate

Exhibit H	-	Form of Tenant Notice Letter

Exhibit I	-	Warranties

Exhibit J	-	Agreements

Exhibit K	-	Prepaid Rents, Security Deposits and Letters of Credit

Exhibit L	-	Litigation, Condemnation Proceedings and Tax Appeals

Exhibit M	-	Environmental Reports

EXHIBIT A-1

LEGAL DESCRIPTION OF PROPERTY

Real property in the City of Oak Lawn, County of Cook, State of Illinois, described as follows:

Lots 1, 2 and 3 in Fasel-Campbell Subdivision, being a resubdivision of part of the West ½ of the Southwest ¼ of Section 15, Township 37 North, Range 13, East of the Third Principal Meridian, according to the plat thereof recorded September 19, 2006 as document 0622131082, and Certificate of Correction recorded as document 0631213065, in Cook County, Illinois

A-1-1

EXHIBIT A-2

LIST OF LEASES

Suite 100

Hanger Prosthetics & Orthotics, Inc.

Lease Date-April 30, 2007

Lease Commencement Date-6/15/07

Expiration Date-10/31/17

Options-(2) Five Year

Suite 110 & 120

Mid America Cardiovascular Consultants, assigned to ADVOCATE HEALTH AND HOSPITALS CORPORATION d/b/a ADVOCATE MEDICAL GROUP on July 2, 2012.

Sublet of Suite 110 to Mahafzah Medical Center dated 06/20/11, amended 01/01/13

Lease Date-Sept 29, 2006

Lease Commencement Date-02/15/08

Expiration Date-02/28/18

Options- (4) Five Year

Suite 200

Mid America Cardiovascular Consultants, assigned to ADVOCATE HEALTH AND HOSPITALS CORPORATION d/b/a ADVOCATE MEDICAL GROUP on July 2, 2012

Lease Date-Sept 29, 2006

Lease Commencement Date-02/15/08

Expiration Date-02/28/18

Options- (4) Five Year

Suite 300

Pulmonary Consultants, SC

Lease Date-May 22, 2007, 1st Amendment June 30, 2008

Lease Commencement Date-06/30/08

Expiration Date-06/30/18

Options- (1) Five Year

Suite 310

Quest Diagnostics, LLC

Lease Date-Sept 8, 2008

Lease Commencement Date-01/16/09

1st Amendment and renewal dated May, 2013 for (3) three years beginning 01/16/14

Lease Expiration-01/31/17

Options- (1) Three Year

Suite 320

Adult Primary Care Center, Ltd.

Lease Date-July 23, 2008

Lease Commencement Date-12/24/08

A-2-1

Expiration Date-12/31/18

Options- (2) Five Year

A-2-2

EXHIBIT A-3

RENT ROLL

(attached)

A-3-1

EXHIBIT B

FORM OF SPECIAL WARRANTY DEED
[Subject to Local Counsel Review]

This document prepared by:
(and return to :)

___________________________
___________________________
___________________________
___________________________

Tax Parcel No. ______________________________

SPECIAL WARRANTY DEED

THIS INDENTURE, made on the _____ day of ______________, 2013, by and between OLMC PARTNERS, LLC, a Delaware limited liability company ("Grantor"), and ARHC OLOLNIL01, LLC, a Delaware limited liability company, whose address is 106 York Road, Jenkintown, PA 19046 ("Grantee")

W I T N E S S E T H:

THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of ____________, State of Illinois, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon and (a) all right, title and interest, if any, of Grantor in and to any streets and roads abutting the above described premises to the center lines thereof and (b) the appurtenances and all the estate and rights of Grantor in and to said premises.

TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee's successors and assigns forever, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns, against the lawful claims and demands of all persons claiming under or through Grantor, but not otherwise, except for the exceptions set forth on Exhibit B attached hereto and incorporated herein by reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-1

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.

GRANTOR:

OLMC PARTNERS, LLC,

a Delaware limited liability company

By: MM-OLMC Partners, LLC

By: __________________________
Name:
Its:

[ACKNOWLEDGMENT]

B-2

Exhibit A

B-3

Exhibit B

B-4

EXHIBIT C

FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASES, GUARANTIES AND SECURITY DEPOSITS

OLMC PARTNERS, LLC, a Delaware limited liability company ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ARHC OLOLNIL01, LLC, a Delaware limited liability company ("Assignee"), all of Assignor's right, title and interest in and to those leases described in Exhibit A attached hereto and made a part hereof (as amended from time to time, the “Leases”), including any and all security deposits under the Leases, together with all of Assignor’s right, title and interest in and to those lease guaranties described in Exhibit B attached hereto and made a part hereof.

Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Leases prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the landlord under and by virtue of the Leases on and after the date of this Assignment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

C-1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2013, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR:

OLMC PARTNERS, LLC,

a Delaware limited liability company

By: MM-OLMC Partners, LLC

By: _____________________________

Name: _______________________
Title: ________________________

ASSIGNEE:

ARHC OLOLNIL01, LLC,

a Delaware limited liability company

By: _____________________________

Name: _______________________
Title: ________________________

C-2

Exhibit A

List of Leases

[to be prepared by Seller]

C-3

Exhibit B

List of Guaranties

[to be prepared by Seller]

C-4

EXHIBIT D

FORM OF BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, OLMC PARTNERS, LLC, a Delaware limited liability company (“Seller”), hereby bargains, sells, conveys and transfers to ARHC OLOLNIL01, LLC, a Delaware limited liability company (“Buyer”), all of Seller’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of Illinois, as more particularly described on Schedule A attached hereto and made a part hereof.

Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

D-1

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 2013.

SELLER:

OLMC PARTNERS, LLC,

a Delaware limited liability company

By: MM-OLMC Partners, LLC

By: _____________________________

Name: ___________________________

Title: ____________________________

D-2

SCHEDULE A

TO BILL OF SALE

[Add legal description of Real Property]

D-3

EXHIBIT E

FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES

THIS ASSIGNMENT, made as of the ___ day of ________, 2013, by OLMC PARTNERS, LLC, a Delaware limited liability company (“Assignor”), to ARHC OLOLNIL01, LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, by Agreement for Purchase and Sale of Real Property (the “Purchase Agreement”) having an effective date of ________, 2013, between Assignor and American Realty Capital V, LLC, Assignee’s predecessor-in-interest under the Purchaser Agreement, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at 10837 S. Cicero Avenue, Oak Lawn, Illinois 60453 (the “Property”); and

WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property, including without limitation any and all guaranties of leases relating to the Property (collectively, the “Contracts”).

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.

This Assignment shall be governed by the laws of the State of Illinois, applicable to agreements made and to be performed entirely within said State.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

E-1

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.

ASSIGNOR:

OLMC PARTNERS, LLC,

a Delaware limited liability company

By: MM-OLMC Partners, LLC

By: _____________________________

Name: ___________________________

Title: ____________________________

E-2

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned hereby certifies to American Realty Capital V, LLC (“ARC V”), ARHC OLOLNIL01, LLC (“Approved Assignee”; ARC V and Approved Assignee are hereinafter referred to, individually and collectively, as “Buyer”), Approved Assignee’s lender and KeyBank National Association (such lenders, individually and collectively, “Lender”) and their respective successors and assigns as follows:

1. The undersigned is the tenant under that certain [insert title of lease document] [(the “Lease”)], dated as of _________ __, ____, by and between _________________________ (“Landlord”) and _________________________ (“Tenant”) [, as amended by that certain [insert title of lease amendment document], dated as of _________ __, ____, by and between _________________________ and _________________________ (collectively, the “Lease”)], pursuant to which Tenant leases certain premises known as [Suite ____], consisting of _______ rentable square feet, at that real property located at _________________________________________ (the “Premises”).

2. Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.

3. The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.

4. Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant that have not been fully satisfied by Landlord prior to the date hereof.

5. The initial term of the Lease began on __________ __, _____ and expires on ________ __, 20__. The Rent Commencement Date was __________ __, ____. Tenant has accepted possession of the Premises and is open for business. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.

6. Tenant has no outstanding options or rights to renew or extend the term of the Lease, except as follows: ________________ (if none, please state “none”). Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof and/or the land on which the Premises are situated, or rights of first offer to lease with respect to all or any part of the Premises.

7. The [Base Annual Rent] payable under the Lease is $____________ ($_________ monthly). Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows: (a) from ___________, 20__ to and including ______________, 20__, the Base Annual Rent shall be $_______ ($_______ monthly), (b) from ___________,

F-1

20___ to and including ____________, 20___ the Base Annual Rent shall be $________ ($________ monthly); [and from __________, 20__ to and including __________, 20___ the fixed annual minimum rent shall be $_________ ($__________ monthly)]. Such rent has been paid through and including the month of ____________, 200_. Additional rent under the Lease has been paid through and including the month of __________, 200_. No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.

8. Tenant's security deposit, if any, is $_________________ (if none, please state “none”).

9. No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.

10. (a) All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.

(b) Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

11. All licenses necessary for using and operating the Premises as a medical office are held by Tenant and are in full force and effect.

12. This Certificate is delivered to induce Buyer to acquire the Premises and Lender to provide financing in connection with such acquisition, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate.

[SIGNATURE PAGE FOLLOWS]

F-2

The undersigned is duly authorized to execute this Certificate on behalf of Tenant.

Dated: ____________, 2013

TENANT:

____________________, a ________________

By:______________________

Name:

Title:

F-3

EXHIBIT G

FORM OF GUARANTOR ESTOPPEL CERTIFICATE

The undersigned hereby certifies to American Realty Capital V, LLC (“ARC V”), ARHC OLOLNIL01, LLC (“Approved Assignee”; ARC V and Approved Assignee are hereinafter referred to, individually and collectively, as “Buyer”), Approved Assignee’s lender and KeyBank National Association (such lenders, individually and collectively, “Lender”) and their respective successors and assigns as follows:

1.                  The undersigned (“Guarantor”) is the guarantor of that certain [Lease Agreement] dated as of _____________ __, ____, as amended by [insert amendments] ([collectively,] the “Lease”) by and between ________________________ (“Landlord”) and __________________________ (“Tenant”), pursuant to which Tenant leases from Landlord certain space known as Suite ____ at the land and building located at _______________________________, as more particularly described in the Lease (the “Premises”). Such guaranty is made pursuant to that certain Guarantee dated as of ________ __, ____ (the “Guaranty”) from Guarantor to Landlord.

2.                  The Guaranty has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.

3.                  The Guaranty is valid and in full force and effect on the date hereof.

4.                  No voluntary actions or, to Guarantor’s best knowledge, involuntary actions are pending against Guarantor under the bankruptcy laws of the United States or any state thereof.

5.                  This Certificate is delivered to induce Buyer to acquire the Premises and Lender to provide financing in connection with such acquisition, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate.

[SIGNATURE PAGE FOLLOWS]

G-1

[The undersigned is duly authorized to execute this Certificate on behalf of Guarantor.][DELETE FOR DOCTOR GUARANTORS]

Dated: ____________, 2013

[FOR DOCTOR GUARANTOR, USE FOLLOWING SIGNATURE BLOCK]

GUARANTOR:

____________________________________

Name:

[FOR ENTITY GUARANTOR, USE FOLLOWING SIGNATURE BLOCK]

GUARANTOR:

______________, a ___________________

By:_________________________________

Name:

Title:

G-2

EXHIBIT H

FORM OF NOTICE TO TENANT

________________ ___, 2013

TO: [Tenant]

Re: Notice of Change of Ownership of 10837 S. Cicero Avenue, Oak Lawn, Illinois 60453

Ladies and Gentlemen:

YOU ARE HEREBY NOTIFIED AS FOLLOWS:

That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property (the “Property”) to ARHC OLOLNIL01, LLC (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.

Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

ARHC OLOLNIL01, LLC

c/o American Realty Capital

7621 Little Avenue, Suite 200

Charlotte, North Carolina 28226

Attention: Regional Asset Manager

With a copy to:

ARHC OLOLNIL01, LLC

c/o American Realty Capital

405 Park Avenue, 15th Floor

New York, NY 10022

Attention: General Counsel

You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.

[SIGNATURE PAGE FOLLOWS]

H-1

Very truly yours,

OLMC PARTNERS, LLC,

a Delaware limited liability company

By: MM-OLMC Partners, LLC

By: _____________________________

Name: ___________________________

Title: ____________________________

H-2

EXHIBIT I

WARRANTIES

1.      Carlisle Golden Seal Total Roofing System Warranty, dated August 16, 2007.

I-1

EXHIBIT J

Service Contracts

Waste Management	trash pick-up

ADT TYCO	fire alarm (wireless)

EHMS	HVAC Maintenance

Schindler Elevator Corp.	Elevator Maintenance

Royal Landscaping	Snow Plow and outside sprinkler system

SMG Security	Camera’s, door access and elevator monitoring

TeeJay Doors	Sliding doors

J-1

EXHIBIT K

PREPAID RENTS, SECURITY DEPOSITS AND LETTERS OF CREDIT

None

K-1

EXHIBIT L

LITIGATION, CONDEMNATION PROCEEDINGS AND TAX APPEALS

1.	Real Estate Tax appeal proceedings for the years 2009, 2010 and 2011. Seller also plans on filing an appeal with respect to the 2012 Real Estate Taxes. Seller’s counsel for such purposes is the firm of Sarnoff & Baccash.

L-1

EXHIBIT M

ENVIRONMENTAL REPORTS

1.	Environmental Site Assessment Report dated May 5, 2010 prepared by SES Environmental.

M-1